LICENSE AGREEMENT

THIS AGREEMENT made and entered into as of the 1st day of April, 2009, by and between Venitech, LLC, 700 Washington Street, No. 703, Denver CO 80203, ("Venitech" or "Licensor") and Community Alliance, Inc. a Nevada corporation, with offices located at 4980 Silver Pine Drive, Castle Rock, Colorado, 80108, ("Licensee") (together the "Parties").

                           W I T N E S SE T H

WHEREAS, Licensor has developed a certain Business Concept, ("Business Concept") under Venitech, LLC,

WHEREAS, On March 14, 2005, Licensor had licensed Fresh Ideas Media, Inc, at the time, the parent company of Community Alliance, Inc., the exclusive license to use the registered trademarks of "Community Alliance" and "Our Best Wishes" along with the Intellectual Property, related Trade Marks, when or if applied for and received, copyrighted materials and all aspects of the Business Concept (ALicensed Business@) in a given territory which included 45 states in the United States, and did exclude the states of Colorado, Texas, Florida, Nebraska and Oklahoma in that License Agreement, and in March, 2005, Fresh Ideas had assigned that License Agreement over to Community Alliance, Inc., a wholly owned subsidiary of Fresh Ideas Media, Inc., at that time, and

WHEREAS, Venitech, LLC had established a business under a DBA of Community Alliance in the state of Colorado, and as a result has developed certain methods of marketing the Business Concept including, but not limited to methods of selling, marketing, advertising, art and design concepts, forms, printing, agreements and other items relating to the Business Concept all herein collectively called Intellectual Property ("Intellectual Property") and has established a revenue generating business in the state of Colorado. And on February 6, 2008, did enter into a License Agreement with Community Alliance, Inc., granting to Community Alliance, Inc. the exclusive right to use the registered trademark "Community Alliance" and "Our Best Wishes" and related Intellectual Property, Trade Marks, when or if applied for and when received, copyrighted materials and all aspects of the Business Concept in the state of Colorado, except for Jefferson County, and all business and accounts presently generated by Licensor in the state of Colorado, except for Jefferson County, and

WHEREAS, there now have been two master License Agreements between Venitech, LLC and Community Alliance, Inc., concerning the rights to Community Alliance and Our Best wishes, one dated March 14, 2005 and one dated February 6, 2008, and there have been several Addendums to each Agreement from the date that each Agreement was entered into, and

WHEREAS, this Agreement is to supersede both of those Agreements and any and all Addendums thereto, and to therefore make both of those License Agreements and Addendums thereto, null and void and to establish a new working relationship between Venitech, LLC and Community Alliance, Inc. as described herein.



Whereas the following definitions shall apply:

"Business Concept" means the overall description of the business created by the Licensor using the Trade Marks, Copyrighted Materials, Trade Secrets and Intellectual Property, thus creating a viable business.

"Trademark(s)" "Licensed Marks" and "Copyright(s)" means any work containing Trade Marks that Licensor has or will apply for pertaining to the Business Concept, in particular "Community Alliance" and "Our Best Wishes" and/or copyrightable subject matter that Licensor owns or has the right to license to others that relates to the Licensed Business, including without limitation works registered with the Copyright Office of the United States or any foreign country or works for which an application to register the work with the Copyright Office of the United States or any foreign country has been filed. It is understood that Licensor may file for additional Trademarks pertaining to the Business Concept in the future and that if or when such trademarks are filed, such trademarks shall be included in the Business Concept and shall automatically become a part of this Agreement and therefore be licensed to the licensee.

"Licensed Business" means the business using the Trade Marks, Copyrighted Materials, and Intellectual Property described herein in the course of business in the Licensed Territory.

"Intellectual Property" means all of the methods of selling, marketing, advertising, art and design concepts, forms, printing, agreements, Trade Marks, copyrighted materials and other items and trade secrets relating to the Business Concept and improvements made thereto or in the future.

AAdvertising Product@ means the custom take-home school folder publications, which are provided to schools as the vehicle to place advertisements for community businesses, custom greeting cards sent to consumers allowing advertisements for community businesses and other products developed by Licensor for advertising purposes.

"Trade Secrets" means all items described under "Intellectual Property" which shall include all business methods developed by Licensor pertaining to the Business Concept, including methods of selling, marketing, advertising, art and design concepts, forms, printing, agreements and other items relating to the Business Concept, either existing now or developed in the future.

"Know-How" means the methods, skills, procedures, forms, and operations developed by Licensor as related to the Business Concept including all items described above under Intellectual Property and Trade Secrets that are known, possessed and used by Licensor as of the Effective Date of this Agreement and developed after the date of this Agreement and that relate to Business Concept and the License granted hereto.

"Marketing Materials" means the documents, forms and literature provided to Licensee for the purpose of selling advertising to business, contracting with schools, and other uses relating to the Business
Concept.



"Publications and Designs" means folders, greeting cards, and other publications relating to the Business Concept and all graphic design services provided by the Licensor to the Licensee in relation to the Publications.

"Territory" means the specific geographic area as described below in
Article 3, under "TOTAL TERRITORY."

"Sub-license" means a license granted by the licensee to any person or company allowing them to use the Business Concept, Trade Secrets, Trade Marks, Intellectual Property, Know-How, Marketing Materials,
Publications and Designs in a given territory, under the terms and as described in this Agreement.

"Sub-license Territory" means any specifically defined area that Licensee determines is suitable for a territory to be sold to a Sub-license.

"Subsidiary" means any corporation or other entity which is 100% directly or indirectly owned by Licensee.

"Affiliate" means any corporation or other entity which is at least 50% owned by Licensee.

"Annual Period" means each twelve (12) month period commencing on the signing of this Agreement and each 12 month period thereafter.
Each 12 month period from the date of this Agreement shall constitute and be referred to herein as an "Annual Period".

	"Business and Accounts presently generated in Colorado by Licensor" shall mean all schools in the Territory of Colorado that Licensor has contracted with, all schools which has agreed to distribute the School Folders, and the right to solicit any and all business and schools in the Territory of Colorado.

NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto covenant and agree as follows:

                               ARTICLE 1
                           GRANT OF LICENSE

Upon the terms and conditions of this Agreement, Licensor hereby grants to Licensee, during the term of this Agreement, and in the territory described below, the sole and exclusive right and license to use and develop the Business Concept, including Copyrights, Trade Marks, if and when applied for by Licensor, Intellectual Property and Know-how, in connection with developing and operating the Business Concept in the Territory and on all brand identifications, promotional material, publicity, sales, advertising, newspaper, magazine, and similar media presently existing or that may exist in the future, in connection solely with the creation, introduction, marketing, distribution, sale and advertising of the Business Concept.




                            ARTICLE 2
                            LICENSE FEE

WHEREAS, Community Alliance, Inc has, in the past, paid Venitech various amounts of money for the grant of the License and the use of the Intellectual Property, Trade Marks, Copyrighted Material, Business Concept and Know-How as described herein, and the Territory as described herein, and the License Agreements called for additional cash payments, Venitech and Community Alliance desire now to modify and change the terms of the two master Agreements and any an all Addendums thereto, it is hereby agreed that in addition to any and all fees that have been paid by Community Alliance in the past, the following is hereby agreed to.

For the Grant of License as described in ARTICLE 1, GRANT OF LICENSE of this Agreement in the Territory as described in ARTICLE 3, TOTAL TERRITORY, of this Agreement, in addition to any payments that has been made in the past in relation to the two master Agreements, and Addendums thereto, and for modifying and changing the terms of those Agreements, Community Alliance shall issue to Venitech, and/or to Ruth Daily, as so instructed by Ruth Daily, the amount of 1,000,0000 shares of the authorized but unissued shares Common Stock of Community Alliance. It is agreed that the 1,000,000 shares of Common Stock to be issued to Venitech and/or Ruth Daily shall not be diluted by a reverse stock split for a period of two years from the date that the stock is issued. If, for example, if the Company does a reverse stock split, additional shares will be issued to keep the amount to 1,000,000 shares of Common Stock. In addition, Venitech, shall receive a total of ten percent (10%) of any sub-license fee received by Community Alliance from every Sub-License ("Sub-license" sold within the Territory.

Payments shall be made to Venitech by Community Alliance within 10 days from the time that any payment has been received from a Sub-licensee as payment for a particular Territory.

All cash payments to be paid to Licensor pursuant to this Agreement shall be sent or delivered to Licensor at its notice address as hereinafter specified and shall be in United States currency. Any payment not mailed by certified mail by licensee or otherwise delivered to licensor on or before the date by which that payment is to be paid shall be delinquent and overdue and shall be cause to revoke this Agreement under terms described herein.

Business and Accounts presently generated in Colorado by Licensor: It us understood that Licensor has been conducting business under the name of Community Alliance in the state of Colorado for several years and has established a name recognition, good will, numerous business accounts for advertising on the School Folders and contracted with many schools throughout the state for distribution of the School Folders to homes through the students. That this established business presently generates revenues and profits. That under this Agreement, Licensor is turning over to Licensee all business accounts, contracts with all schools which may be in existence or which may come into existence, all good will established, and any and all business that might pertain to the Business Concept in the state of Colorado, with the exception of Jefferson County in that state.




In addition to the above, Ruth Daily shall serve on the Board of Directors of Community Alliance, and, in addition, may be employed by Community Alliance under terms and conditions agreed to by both parties.

                              ARTICLE 3
                           TOTAL TERRITORY

   The TOTAL TERRITORY granted to the Licensee by the Licensor by this Agreement shall be the entire United States, with the exception of the states of Texas, Florida, Nebraska, Oklahoma and Jefferson County in the State of Colorado. It is expressly understood and agreed by the parties that the Licensee will not, at any time, allow the Business Concept or any part of the Business Concept, to be used in the above 5 states, whether by the Licensee, any affiliate or subsidiary or by any Sub-licensee. Any use of the Business Concept or any part of the Business Concept in the above 5 states, by the Licensee, any affiliate or subsidiary of the Licensee or any Sub-licensee of the Licensee shall make this Agreement null and void and the Licensor shall have the right to cancel this Agreement and take over the entire territory granted by this Agreement.

                            ARTICLE 4
                 DEFINED SUB-LICENSE TERRITORIES

   Licensor and Licensee has defined certain possible Sub-licensee
Territories within the Total Territory granted to Licensee.   However,
it is understood that the proposed License Territories are simply proposed and may change. The Sub-license Territories shall be defined at the total discretion of the Licensee.


                          ARTICLE 5
                  GRANTING OF SUB-LICENSES

   Licensee may, during the term of this Agreement, grant to third party, whether an individual or a company, the rights to the Business Concept, including the use of the Intellectual Property, Trade Marks, Copyrighted Material, Business Concept and Know-How as described herein, under a Sub-license Agreement, in the Licensed Territory, providing that the Sub-licensee abides by the terms of the Sub-license Agreement provided by the Licensee to the Sub-licensee and that the Sub-licensee does nothing contrary to the terms of this Agreement.

   Any Sub-license granted by the Licensee shall not conflict in any way with this Agreement. A suitable Sub-license Agreement to be used by the Licensee shall be presented to the Licensor for approval by Licensor.

   The Licensed Marks, either applied for or to be applied for by Licensor of "Community Alliance" and "Our Best Wishes" or any derivatives thereof may not be used in any way other than as described in this Agreement and any Sub-license Agreement as agreed to by the Licensor. Licensee is not entitled to create, reproduce, publish, sell, distribute, transmit, download or otherwise use any "Electronic Media" containing the "Licensed Marks", or to license any party to do any of the foregoing, except solely under a Sub-license as agreed to by Licensor. "Electronic Media" includes, but is not limited to, all forms of electronic, magnetic, digital, optical and laser-based information storage and retrieval systems, floppy diskette-based software, CD-ROM, interactive software and compact discs, ROM Card, silicon chip, on-line electronic or satellite-based data transmission and other such systems, and any other device or medium for electronic reproduction, publication, distribution or transmission, whether now or hereafter known or developed, without the express written consent of the Licensor.

                         ARTICLE 6
             MINIMUM PROFORMANCE BY LICENSEE

   It is understood that Licensee is not obligated to sell a minimum of Sub-licenses during the term of this Agreement.


                        ARTICLE 7
                 EXCLUSIVITY OF LICENSE

   Licensor will not grant any other license effective during the term of this Agreement for the use of the Business Concept or any part thereof to any other individual or company, in the Territory granted under this license, so long as this Agreement is in place and has not been breeched by the Licensee.

                               ARTICLE 8
                         TERM OF THE AGREEMENT

   Subject to the rights of termination set forth in this Agreement, the initial term of this agreement shall commence on the date hereof and shall terminate on April 1, 2015. Licensee shall have the right to renew this Agreement for an additional three-year period provided:

A. All fees which are due and payable by the Licensee to the Licensor are paid as per the terms of this Agreement.
B. Licensee is not otherwise in default hereunder;
C. Licensee gives Licensor notice in writing of its intent to renew no later than January 15, 2015.

                             ARTICLE 9
                          CONFIDENTIALITY

  The Parties acknowledge that all non-public information relating to the business and operations of Licensor and Licensee which they learn or have learned from the other during or prior to the term of this Agreement is confidential. The Parties acknowledge the need to preserve the confidentiality and secrecy of such information and agree that, both during the term of this Agreement and after the expiration or termination hereof, they shall not use or disclose same, and shall take all reasonable steps to preserve in all respects such confidentiality and secrecy, it being understood that a Party shall have complied with the foregoing obligation if such Party understands at least the same measures and precautions it uses to safeguard its own confidential information. The provisions of this paragraph shall not apply with respect to:

A. any information that is granted to a Sub-licensee under a Sub-licensee Agreement and is a part of the Business Concept as described herein.
B. any information that is generally available to the public other than as a result of disclosure in violation of the foregoing;
C. any information that is known to Licensor prior to disclosure by Licensee or independently developed by Licensor;
D. any otherwise confidential information that is disclosed to Licensor by a third party and such disclosure by the third party is not, to the best knowledge of Licensor, in violation of any confidentiality agreement of that party to Licensee; or
E. information that is required to be disclosed by judicial or administrative order or required to be disclosed to enforce the terms and conditions hereof.

The provisions of this paragraph shall survive the expiration or termination of this Agreement.


                          ARTICLE 10
                     DUTIES OF LICENSEE

Best Efforts. During the term of this Agreement, Licensee will use its best efforts to exploit the rights herein granted throughout the Territory and develop the Business Concept in the Territory granted under this Licensee Agreement, and/or sub-license the Business Concept in the Territory granted under this License Agreement.

Licensee shall use the "Licensed Marks" if or when applied for and received, and conduct its business under the "Licensed Marks" in a manner designed to enhance the reputation and integrity of the "Licensed Marks" and the goodwill associated therewith.

Licensee shall not take any action that in any way might tend to diminish or disparage the value, goodwill, or reputation of the Business Concept, "Licensed Marks" or Licensor.

Licensee shall be solely responsible for ensuring that all uses of the Business Concept or any part thereof, including the "Licensed Marks" by any of Sub-licensee=s comply with applicable law.

Licensee and/or any Sub-licensee shall have the responsibility of paying any city, county state and/or federal taxes which may become due as a result of their activities relating to this Agreement or any Sub-license Agreement.


                           ARTICLE 11
                          DOMAIN NAMES

Licensee shall not register any Domain Names or domain names incorporating the Business Concept or the "Licensed Marks", or any name or mark similar to the "Licensed Marks", with any domain name registrar, without the express written consent of the Licensor.


                           ARTICLE 12
                        INDEMNIFICATION

A. Licensee agrees to defend, indemnify and hold harmless Licensor, its principals, directors, officers, employees, and/or agents from and against any and all liabilities, penalties, claims, demands, suits, and causes of action of any nature whatsoever, whether groundless or otherwise, and any and all damages, costs, and expenses sustained or incurred (including cost of defense, settlement, and reasonable attorneys' fees), asserted by or on behalf of any person or entity arising out of the production, marketing, distribution, use, offer for sale, or sale of any Products and/or products and materials under the Intellectual Property by Licensee or under this Agreement, or out of any breach of representation or warranty by Licensee, or out of the negligent acts or omissions or Licensee, its agents, representatives, and/or employees in connection with the production, manufacture, distribution, use, offer for sale, or sale of any Product and/or products and materials under the Intellectual Property by Licensee or under this Agreement. Further, Licensee must defend any such actions with counsel of its own choosing. The provisions of this paragraph and Licensee's obligations hereunder shall survive the expiration or termination of this Agreement.

B. Licensor agrees to defend, indemnify and hold harmless Licensee, its principals, directors, officers, employees, and/or agents from and against any and all liabilities, penalties, claims, demands, suits, and causes of action of any nature whatsoever, whether groundless or otherwise, and any and all damages, costs, and expenses sustained or incurred (including cost of defense, settlement and reasonable attorneys' fees), asserted by or on behalf of any person or entity arising out of an allegation of superior rights by a third party in and to the Business Concept or any part thereof. Further, Licensor may defend any such actions with counsel of its own choosing, has the right to settle or compromise any such dispute or action when in its sole judgment settlement or compromise is warranted, and has the sole right to decide whether to appeal any adverse decision of a tribunal in any action. The provisions of this paragraph and Licensee's obligations hereunder shall survive the expiration or termination of this Agreement.

C. Licensor will give Licensee notice of any action, claim, suit or proceeding in respect of which indemnification may be sought and Licensee shall defend such action, claim, suit or proceeding on behalf of Licensor. In the event appropriate action is not taken by Licensee within thirty (30) days after its receipt of notice from Licensor, then Licensor shall have the right, but not the obligation, to defend such action, claim, suit or proceeding. Licensor may, subject to Licensee's indemnity obligation under subparagraph A above, be represented by its own counsel in any such action, claim, suit or proceeding. In any case, the Licensor and the Licensee shall keep each other fully advised of all developments and shall cooperate fully with each other in all respects in connection with any such defense as is made. Nothing contained in this paragraph shall be deemed to limit in any way the indemnification provisions of the subparagraph A above except that in the event appropriate action is being taken by Licensee by counsel reasonably acceptable to Licensor, with respect to any not-trademark or intellectual property, action, claim, suit or proceeding. Licensor shall not be permitted to seek indemnification from Licensee for attorneys' fees and expenses incurred without the consent of Licensee. In connection with the aforesaid actions, claims and proceedings, the parties shall, where no conflict of interest exists, seek to be represented by common reasonably acceptable counsel. In connection with actions, claims or proceedings involving trademark or other intellectual property matters which are subject to indemnification hereunder, Licensor shall at all times be entitled to be represented by its own counsel, for whose reasonable fees and disbursements it shall be entitled to indemnification hereunder.



                           ARTICLE 13
         LICENSED MARK(S), BUSINESS CONCEPT, DOMAIN NAMES

Licensee acknowledges that (i) Licensor is the owner of the Business Concept, Intellectual Property, "Licensed Marks" pertaining to the Business Concept, when and if applied for, and Domain names in the Territory, (ii) the rights of Licensor in the Business Concept, Intellectual Property, "Licensed Marks" and Domain Names are valid and enforceable. Licensee covenants and agrees not to challenge Licensors' ownership of the Business Concept, Intellectual Property, "Licensed Marks", and Domain Name.
Licensee shall not attempt to acquire any ownership rights in the Business Concept, Intellectual Property, "Licensed Marks" or Domain Names or any other right adverse to Licensors' interests in the Business Concept, Intellectual Property, "Licensed Marks" or Domain Names. Nothing herein shall be deemed, intended, or implied to constitute a sale or assignment of any part of the Business Concept, including the Intellectual Property, the "Licensed Marks" or Domain Names to Licensee. Licensee agrees that its use of the Business Concept, Intellectual Property, "Licensed Marks" or Domain Names under this Agreement shall inure to the benefit of Licensors, and this Agreement does not confer on Licensee any goodwill or ownership interest in the "Licensed Mark", other than as implied by this Agreement.

Licensee hereby covenants that it shall not: (i) use the "Licensed Marks" pertaining to the Business Concept, if and when applied for and received by Licensor, in any way that may tend to impair their validity as proprietary Trade Marks or service "Licensed Marks"; (ii) take any action that would jeopardize or impair Licensor=s ownership of the "Licensed Marks" or the legality and/or enforceability of the "Licensed Marks", or Licensor=s right to use the "Licensed Marks"; (iii) either directly or indirectly, apply for the registration or renewal of registration of the "Licensed Marks" or any variation thereon, or any trademark, service mark, domain name, or other matter which contains or is similar to, the "Licensed Marks", without the prior written consent of Licensors; (iv) or attempt to register in any jurisdiction, directly or indirectly, any trademarks, service marks, domain name, or other matter containing or similar to any trademarks, service marks, domain name, or name as to which Licensors or their Affiliates have any registration or proprietary rights; or (v) sub-license any of the "Licensed Marks", except as permitted by this Agreement.

Licensee shall not join any name or names with the Licensed Mark(s) so as to form a new mark, unless and until Licensor consents thereto in writing. Licensee acknowledges the validity of the Licensed Mark(s), the secondary meaning associated with the Licensed Mark(s), and the rights of Licensor with respect to the Licensed Mark(s) in the Territory in any form or embodiment thereof and the goodwill attached or which shall become attached to the Licensed Mark(s) in connection with the business and goods in relation to which the same has been, is or shall be used. Sales by Licensee and any Sub-licensee shall be deemed to have been made by Licensor for purposes of trademark registration and all uses of the Licensed Mark(s) by Licensee and or any Sub-licensee shall inure to the benefit of Licensor. Licensee shall not, at any time, do or suffer to be done, any act or thing which may in any way adversely affect any rights of Licensor in and to the Licensed Mark(s) or any registrations thereof or which, directly or indirectly, may reduce the value of the Licensed Mark(s) or detract from its reputation.

Notwithstanding anything to the contrary contained herein, all uses of the Licensed Mark(s), materials using or incorporating the Licensed Mark(s) and items used in connection with the Licensed Mark(s) are subject to Licensor's review and approval.

The "Licensed Mark(s)" may only be used under the License in the same manner, including in the same style, typeface, and graphic appearance, as supplied by Licensor. Notwithstanding any other provision of this Agreement, Licensee may not combine the "Licensed Mark(s)" with any other trademark or service mark (including any logo, design, or symbol), domain name (except for the Domain Names), name, prefix or suffix, or any other modifying word or term or matter without Licensors' prior written approval.

Upon the expiration or termination of this Agreement for any reason, Licensee, except as specified below, will immediately discontinue use of the Licensed Marks, will not resume the use thereof or adopt any colorable imitation of the Licensed Mark or any of its parts.


                             ARTICLE 14
                            INFRINGEMENT

Licensee shall immediately notify Licensor of any unauthorized use and/or suspected infringement of the Business Concept, Intellectual Property or Licensed Marks. Such notification on shall include, without limitation, immediately forwarding to Licensor any and all documents relating to any such unauthorized use or suspected infringement and providing Licensor with any and all facts and circumstances relating to such unauthorized use or suspected infringement.

Licensor shall have the primary, and in the first instance sole, right to institute a suit for infringement, unfair competition, or other action with respect to any unauthorized use or suspected infringement. Licensor shall have the sole discretion to determine how to handle or otherwise deal with any infringement or unauthorized use of the Intellectual Property , including the right to settle or otherwise compromise any dispute or suit and shall promptly notify Licensee of its decision. Licensor shall have no duty to initiate such litigation if in its sole judgment such litigation is not wanted or is not in its best interests.

Licensee agrees that it shall, at all times, reasonably cooperate with Licensor and its counsel, with respect to any unauthorized use or suspected or alleged infringements at Licensor's expense, including, but not limited to, having Licensee's principals, directors, employees, officers, and/or agents testify, and making available any records, papers, information, specimens, and the like when requested by Licensor.
 Licensee may join and be represented in, at its own expense by its own counsel, any proceeding relating to any unauthorized use or suspected infringement to prow its own interests.

If Licensor decides in its discretion not to take any action with respect to an unauthorized use or suspected infringement, then Licensor may, at its own option and sole expense, take such action on its our behalf as it deems appropriate and any damages, recovery, settlement, or compromise obtained thereby shah be for the account of Licensee.



Any damages and/or recovery received pursuant to such litigation or settlement or compromises shall be the sole and exclusive property of Licensor.

                           ARTICLE 15
                          TERMINATION

If Licensor, on the one hand, or Licensee, on the other, fails to discharge a material obligation or to correct a material default hereunder, Licensee or Licensors, respectively, may give written notice to such other Party specifying the material obligation or material default and indicating an intent to terminate this Agreement if the material obligation is not discharged or the material default is not cured. The Party receiving such notice shall have sixty (60) days from the date of receipt of such notice to discharge such material obligation or cure such material default. If such material obligation is not discharged or such material default is not cured by the end of such sixty (60) day period, the non-defaulting Party may terminate this Agreement immediately by written notice given at any time after the end of such period; provided that the material obligation has not been discharged or the material default is continuing on the date of such termination notice.

Upon the expiration or termination of this Agreement, Licensee will promptly discontinue any and all use of the Trade Mark, Intellectual Property, copyrighted materials and all other aspects of the Business Concept.

Upon the expiration or termination of this Agreement, Licensee will, destroy and/or delete the Intellectual Property from all of Licensee's publications, stationery, business cards, promotional materials, computer hard-drives, and all other documents related to the Business Concept.

Any amounts paid by the Licensee up to the termination of the Agreement, for whatever reason, shall be non-refundable.


                           ARTICLE 16
            RIGHTS ON EXPIRATION OR TERMINATION

A. If this Agreement expires or is terminated for any reason, Licensee shall cease to use any part of the Business Concept, Intellectual
Property or "Licensed Mark".

B. In the event of termination in accordance with Article 15 above, Licensee shall pay to Licensor, any fees then owed to Licensor pursuant to this Agreement or otherwise.

C. Notwithstanding any termination in accordance with Article 15 above, Licensor shall have and hereby reserve all rights and remedies which it has, or which are granted to it by operation of law, to enjoin the unlawful or unauthorized use of the Business Concept, Intellectual Property or Licensed Mark, and to collect any amounts due and payable by Licensee pursuant to this Agreement and to be compensated for damages for breach of this Agreement.

D. All Sub-Licenses sold will be assigned to the "Licensor".





                         ARTICLE 17
                           NOTICES

 (A) To be effective, unless otherwise specified in this Agreement, all notices and demands, consents, and other communications under this Agreement must be in writing and must be given by (a) depositing the same in the United States mail, postage prepaid, certified or registered, return receipt requested, (b) delivering the same in person and receiving a signed receipt therefore, (c) sending the same by a nationally recognized overnight delivery service, or (d) telecopy (promptly confirmed by telephone and followed by personal or nationally recognized overnight delivery). For purposes of notices, demands, consents, and other communications under this Agreement, the addresses of the Parties (and their respective counsel

(B) Notices, demands, consents, and other communications mailed in accordance with the foregoing clause (a) shall be deemed to have been given, made, and received three (3) Business Days following the date so mailed. Notices, demands, consents, and other communications given in accordance with the foregoing clauses (b) and (d) shall be deemed to have been given, made, and received when sent on a Business Day or, if not a Business Day, then the next succeeding Business Day. Notices, demands, consents, and other communications given in accordance with the foregoing clause (c) shall be deemed to have been given, made, and received when delivered or refused on a Business Day or, if not a Business Day, then the next succeeding Business Day. Any Party may designate a different address to which notices or demands shall thereafter be directed and such designation shall be made by written notice given in the manner hereinabove required, provided that at all times each Party shall be required to maintain a notice address in the continental United States.

Notices shall be sent to:

If to Licensor:	Venitech, LLC
700 Washington Street, No. 703,
Denver CO 80203
Telephone: 720-394-3522
Facsimile: 303-568-7805

If to Licensee:	Community Alliance Inc.
4980 Silver Pine Drive
Castle Rock. Colorado 80108
Telephone: 303-730-7939
Facsimile: 303-730-7947

Notice of the change of any such address shall be duly given by either party to the other in the manner herein provided.


                              ARTICLE 18
                         COMPLIANCE WITH LAW

Licensee shall comply in all material respect with all applicable Laws now and hereinafter enacted in connection with the Business Concept, its use of the "Licensed Marks", and the performance of its other obligations under this Agreement.

Licensee, at its sole expense, shall be responsible for obtaining and maintaining all licenses, permits, and regulatory approvals which are required by any Governmental Entity with respect to this Agreement and to comply in all material respect with any requirements of such Governmental Entity. Licensee shall furnish Licensors with written evidence from such regulatory authorities of any such licenses, permits, clearances, authorizations, or regulatory approvals at Licensors' request. Any Sub-license granted by the Licensee, likewise shall be responsible for obtaining any permits, licenses, or regulatory approvals, if required, in their respective territory. Licensee shall furnish Licensors with written evidence from such regulatory authorities of any such licenses, permits, clearances, authorizations, or regulatory approvals at Licensors' request.


                                ARTICLE 19
                     INTELLECTUAL PROPERTY PROTECTION

Licensee shall, at its own expense, notify Licensors, within ten (10) Business Days after it becomes aware thereof, of (i) any use, application to register, or registration of any word, name, phrase, term, logo, or design, or any combination of any of the foregoing, that might constitute infringement or other violation of the "Licensed Marks"; or (ii) any claim of any rights in a Mark, or in any confusingly similar mark, adverse to Licensors' interests in and to such Mark, or any claim that Licensee's use of a Mark infringes or otherwise violates the rights of any other Person.

Licensee agrees, at its own expense and as Licensors may reasonably request, to (i) cooperate fully with Licensors in the prosecution and elimination of any infringement or other violation of the "Licensed Mark(s)", including, but not limited to, joining in a suit or proceeding against a Person making such infringing or other violating use; and (ii) execute any further agreements or documents as may become necessary or useful in connection therewith.


                                ARTICLE 20
                              ASSIGNABILITY

Neither this Agreement nor the license or other rights granted hereunder may be assigned, sublicensed or transferred by Licensee, whether to a Subsidiary or Affiliate except as approved by Licensor in advance, in writing, which approval will not be unreasonably denied. This Article does not apply to the rights granted to a Sub-licensee by the Licensee, in a particular Territory, under the terms of a standard sub-license agreement.

Licensor retains the right to assign any and all of its rights and interests in this Agreement and the Intellectual Property subject to the limitations set forth herein. This Agreement shall be binding upon any such assignee as well as upon any successor of Licensor in ownership or control of the intellectual Property.

Other than the license granted herein, all right, title, and interest in and to the Intellectual Property is owned and expressly reserved by Licensor for its own use and benefit subject to the terms and conditions of this Agreement.

Except as relates to the enforcement of any rights granted to Licensee hereunder, Licensee will not at anytime challenge the validity or enforceability of the Intellectual Property and/or of any registrations thereof, or challenge the Licensor's ownership right, tide, or interest in or to the Intellectual Property or that of any successor, assignee, affiliate, or subsidiary of Licensor.


                                ARTICLE 21
                            REMEDIES FOR BREACH

Licensee acknowledges and agrees that (i) the Business Concept, including Intellectual Property and Trade Mark constitute valuable property of Licensors and have acquired a valuable reputation and goodwill; (ii) violation by Licensee or its directors, officers, employees, agents, subcontractors, or Sub-licensees of any provision of this Agreement may cause Licensors irreparable injury not compensable by money damages for which Licensors may not have an adequate remedy at law; and (iii) if Licensors institute an action or proceeding to enforce the provisions of this Agreement and seek injunctive or other equitable relief as may be necessary to enjoin, prevent, or curtail any breach thereof, threatened or actual, then Licensors shall not be required to prove irreparable injury, and shall be entitled to such relief without the posting of any bond or other security.


                               ARTICLE 22
                         RESOLUTION OF DISPUTES

         This Agreement shall be governed by and interpreted in accordance with the laws of the state of Colorado. The parties agree that the procedures set forth herein shall be the exclusive means for resolving any claim, dispute, or controversy arising from or relating to this Agreement, whether sounding in contract, tort, equity, or otherwise, including any dispute over the validity and/or scope of this Section or of any other aspect of this Agreement. Any dispute arising under this Agreement will be first referred for resolution to each party's respective management designee. To the extent that such designees cannot resolve the dispute within ten (10) business days of referral to them, the parties agree to try in good faith to settle the dispute by non-binding mediation under the Commercial Mediation Rules of Judicial Arbitration and Mediation Services, Inc. ("JAMS"). Any and all mediation hearings shall be held in Denver County, Colorado, unless the parties agree otherwise. If and to the extent after five (5) days of mediation with the mediator, the dispute is not settled, or if the mediator declares an impasse prior to the end of the five (5) day period, then and only then the aggrieved party may pursue arbitration as set forth herein. Any arbitration hereunder shall be conducted under the Dispute Resolution Rules of JAMS as modified herein. Arbitration proceedings shall take place in Denver County, Colorado, before a single arbitrator who shall be a lawyer. The parties shall request that JAMS provide them with a list of five (5) arbitrators and each party, beginning with Licensee, shall alternately strike one name from such list until one arbitrator remains and such arbitrator shall conduct the proceedings.
All arbitration proceedings shall be confidential. Neither party shall disclose any information about the evidence produced by the other party in the arbitration proceedings, except in the course of judicial, regulatory, or arbitration proceeding, or as may be demanded by government authority. Before making any disclosure permitted by the preceding sentence, a party shall give the other party reasonable advance written notice of the intended disclosure and an opportunity to prevent disclosure. In connection with any arbitration provisions hereunder, each party shall have the right to take the deposition of up to two individuals and any expert witness retained by the other party. Additional discovery may be had only where the arbitrator so orders, upon a showing of substantial need. Only evidence that is directly relevant to the issues may be obtained in discovery. Each party bears the burden of persuasion of any claim or counterclaim raised by that party. The arbitration provisions of this Agreement shall not prevent any party from obtaining injunctive or other equitable relief from a court of competent jurisdiction to enforce the obligations for which such party may obtain provisional relief pending a decision on the merits by the arbitrator. Each of the parties hereby consents to the jurisdiction of Colorado courts for such purpose. The arbitrator shall have authority to award any remedy or relief that a court of the State of Colorado could grant in conformity to applicable law, except that the arbitrator shall have no authority to award attorneys' fees or punitive damages. Any arbitration award shall be accompanied by a written statement containing a summary of the issues in controversy, a description of the award, and an explanation of the reasons for the award. The arbitrator's award shall be final and judgment may be entered upon such award by any court.


                                ARTICLE 23
                          EFFECT OF TERMINATION

(a) Upon the expiration or termination of this Agreement for any reason:
    (i) Subject to the terms of this Agreement, Licensee's License immediately and automatically shall terminate, and all rights in the Business Concept, including the Intellectual Property, including any "Licensed Mark" granted to Licensee under this Agreement shall revert to Licensor; and
    (ii) Licensee shall, within sixty (60) days from the termination of this Agreement (such period, the "Transitional Period"), discontinue using the "Licensed Marks" and remove the "Licensed Mark" from all promotional and advertisement materials, stationery, computer and electronic systems (including all Internet websites), and any and all documents (whether in written, electronic, optical, or other form) in the possession or control of Licensee, and during the Transitional Period (the last day of such period being the "Cessation Date") all of the obligations of Licensee hereunder shall remain in force; provided, however, that Licensee shall not be required to remove the "Licensed Marks" from internal business records.

(b) Upon expiration of the Transitional Period, Licensee shall: (i) destroy all materials utilizing the "Licensed Marks" and provide confirmation of same to Licensors; (ii) not use any trademark, service mark, domain name, or name that is confusingly similar to or dilutive of the "Licensed Marks", and at Licensors' request Licensee will assign any rights to the "Licensed Marks" to one or more of the Licensors or an Affiliate of one of the Licensors, as requested by Licensors; (iii) remove all content from any Internet website corresponding to the Domain Names, and shall (x) post, at the request of Licensors and subject to the prior written approval of Licensors, a notice or legend which shall state that the license granted hereunder has been terminated and any other information reasonably requested by Licensors, including hypertext links to one or more of Licensors', or its Affiliates', other Internet websites; or (y) redirect the Domain Names to a website of Licensors' choosing; (iv) take all steps necessary, and fully cooperate with Licensors and/or their Affiliates, to remove the "Licensed Marks" from Licensee's trade and assumed names and Sub-licensee's corporate names and cancel any recordation of such names with any Governmental Entity; and (v) change any corporate, trade, and assumed name that uses the "Licensed Marks" to a name that does not include the "Licensed Marks" or any variation, derivation, or colorable imitation thereof.


                                  ARTICLE 24
                                MISCELLENOUS

         (A) RIGHT AND AUTHORITY: The Parties respectively represent and warrant that they have full right, power and authority to enter into this Agreement and perform all of their obligations hereunder and that they are under no legal impediment which would prevent their signing this Agreement or consummating the same. Licensor represents and warrants that it has the right to license Licensee the Business Concept including the Licensed Marks, when and if granted, and that Licensor has not granted any other existing license to use the Licensed Marks on products covered hereunder in the Territory and that no such license will be granted during the term of this Agreement except in accordance with the provisions hereof.

         Not withstanding anything to the contrary contained in this Agreement, Licensor shall not have the right to negotiate or enter into agreements with third parties pursuant to which it may grant a license to use prior to the termination or expiration of this Agreement.

         (B)   RELATIONSHIP OF THE PARTIES:   This Agreement does not
create a partnership, joint venture, or agency relationship between the parties, and neither Licensee nor Licensor shall have the right, power, or authority to act as a legal representative of the other, and neither party shall have any power to obligate or bind the other, or to make any representations, express or implied, on behalf of or in the name of the other in any manner or for any purpose. This Article shall also apply to any Sub-licensee which may enter into an agreement with the Licensee.


         (C)   VOID PROVISIONS:   If any provision or any portion of any
provision of this Agreement shall be held to be void or unenforceable, the remaining provisions of this Agreement and the remaining portion of any provision held void or unenforceable in part shall continue in full force and effect.

         (D) LIMITATION OF LIABILITY: Notwithstanding anything to the contrary contained herein, in the event Licensee incurs any expenses, damages or other liabilities (including, without limitation, reasonable attorneys' fees) in connection with the breach by Licensor of any term or provision hereof, Licensor's liability to Licensee thereunder shall not exceed the remuneration, excluding reimbursement of expenses, actually paid to Licensor by Licensee hereunder.

         (E) CONSTRUCTION: This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if those words or phrases were never included in this Agreement, and no implication or inference shall be drawn from the fact that the words or phrases were so stricken out or otherwise eliminated.

          (F) FORCE MAJEURE: Neither party hereto shall be liable to the other for delay in any performance or for the failure to render any performance under the Agreement (other than payment or any accrued obligation for the payment of money) when such delay or failure is by reason of lockouts, strikes, riots, fires, explosions, blockade, civil commotion, epidemic, insurrection, war or warlike conditions, terrorism or threat of terrorism, the elements, embargoes, act of God or the public enemy, compliance with any law, regulation or other governmental order, whether or not valid, or other similar causes beyond the control of the party effected. The party claiming to be so affected shall give notice to the other party promptly after it learns of the occurrence of said event and of the adverse results thereof. Such notice shall set forth the nature and extent of the event. The delay or failure shall not be excused unless such notice is so given. Notwithstanding any other provision of this Agreement, either party may terminate this Agreement if the other party is unable to perform any or all of its obligations hereunder for a period of six (6) months by reason of said event as if the date of termination were the date set forth herein as the expiration date hereof. If either party elects to terminate this Agreement under this paragraph, Licensee shall have no further obligations for the License Fee beyond the date of termination (which shall be prorated if less than an Annual Period is involved) and shall be obligated to pay any Sales Royalty which is then due or becomes due.

         (G)   BINDING EFFECT:    This Agreement shall inure to the benefit
of and shall be binding upon the parties, their respective successors, Licensor's transferees and assigns and Licensee's permitted transferees and assigns.

         (H)   CAPTIONS:   The captions used in this Agreement have been
inserted only for reference purposes. The captions and order of such captions shall not be deemed to govern, limit, modify, or in any manner affect the scope, meaning, or intent of any of the provisions and/or terms of this Agreement nor shall any captions be given any legal effect.

         (I)   WAIVER INTEGRATION, ALTERATION:   No provision of this
Agreement shall be deemed to have been waived unless such waiver is contained in a written notice given to the Party claiming such waiver has occurred. A waiver or consent, express or implied, of or to any breach or default by any Person in the performance by that Person of its obligations with respect to this Agreement is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to this Agreement. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to this Agreement, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

         Acceptance of payments by Licensor shall not be deemed a waiver by Licensor of any violation of or default under any of the provisions of this Agreement by Licensee.

         (J)   MODIFICATION OF AGREEMENT:   Any modification or amendment
of this Agreement shall be effective if made in writing and signed by both parties.

          (K)   ILLEGAL OR UNENFORCEABLE:   If, any part, term, or
provision of this Agreement shall he found illegal, unenforceable, or in conflict with any valid controlling Law, the validity of the remaining portions of any provisions, and any other provisions in this Agreement, shall not be affected thereby.

         (L) THIRD PARTIES: Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person, corporation or other entity other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

         (M)   ASSIGNMENT/DELEGATION:   Licensee shall not assign or
delegate or otherwise transfer their obligations under this Agreement without the prior written consent of Licensor. Any assignment or other transfer in violation of the foregoing sentence shall be void and of no force and effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

         (N)   PARAGRAPH HEADINGS:   The paragraph headings in this
Agreement are for convenience of reference only and shall be given no substantive effect.

         (O) COUNTERPARTS: This Agreement may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument.

         (P) INVALIDITY: Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such provision shall be ineffective only to the extent of such invalidity, illegality, or unenforceability without invalidating the remainder of such invalid, illegal, or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

         (Q)   AMENDMENT:   Except as expressly provided herein, this
Agreement may be amended only by a written agreement executed by all of the Parties. Following such amendment, this Agreement, as amended, shall be binding upon the Parties.

         (R) EFFECT OF WAIVER AND CONSENT: No provision of this Agreement shall be deemed to have been waived unless such waiver is contained in a written notice given to the Party claiming such waiver has occurred. A waiver or consent, express or implied, of or to any breach or default by any Party in the performance by that Party of its obligations with respect to this Agreement is not a consent or waiver to or of any other breach or default in the performance by that Party of the same or any other obligations of that Party with respect to this Agreement. Failure on the part of a Party to complain of any act of any Party or to declare any Party in default with respect to this Agreement, irrespective of how long that failure continues, does not constitute a waiver by that Party of its rights with respect to that default until the applicable statute-of-limitations period has run.

          (S)   HEADINGS:   The headings of the Articles and Sections
herein are inserted for convenience

         (T) INTERPRETATION: Each definition in this Agreement includes the singular and the plural. The words "include" or "including" when used in this Agreement shall mean "including, without limitation". The word "or" shall not be exclusive. Except as otherwise stated, reference to Articles, Sections, Schedules and Exhibits means the Articles,


Sections, Schedules and Exhibits of this Agreement. The Schedules and Exhibits are hereby incorporated by reference into and shall be deemed a part of this Agreement.

         (U) SEVERABILITY: If, any part, term, or provision of this Agreement shall be found illegal, unenforceable, or in conflict with any valid controlling Law, the validity of the remaining portions of any provisions, and any other provisions in this Agreement, shall not be affected thereby.

         (V)   GOVERNING LAW:   THIS AGREEMENT SHALL BE CONSTRUED AND
INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO WITHOUT REGARD TO THE CHOICE OF LAWS OR RULES THEREOF, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. Any legal suit, action, or proceeding against any of the Parties arising out of or relating to this Agreement shall only be instituted in any federal or state court in Denver, Colorado, and each Party hereby irrevocably submits to the exclusive jurisdiction of any such court in any such suit, action, or proceeding. The Parties hereby agree to venue in such courts and hereby waive, to the fullest extent permitted by law, any claim that any such action or proceeding was brought in an inconvenient forum. Each of the Parties hereby irrevocably waives all right to trial by jury in any suit, action, or proceeding arising out of or relating to this Agreement.

         (W) ENTIRE AGREEMENT: This Agreement contains the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, supersedes all other agreements, representations, understandings, and warranties, express or implied, oral or written understandings and agreements relating thereto concerning the Business Concept and any part thereof, and may not be modified, discharged or terminated, nor may any of the provisions hereof be waived, orally.


                              SIGNATURES

VENITECH, LLC

By:	 /s/ Ruth Daily
      ____________________________________ Date: ______________, 2008
      Ruth Daily  - Managing Director


COMMUNITY ALLIANCE, INC.

By:	/s/Phil E. Ray
      _____________________________________  Date: ____________, 2008
         Phil E. Ray, President

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